                                                                     Exhibit 5.2

                         [LEVINE GARFINKEL & KATZ LOGO]

                                ATTORNEYS AT LAW

FAIRWAY EXECUTIVE PLAZA                  IRA S. LEVINE*             MARK S. KATZ
3441 S. EASTERN AVENUE                   LOUIS E. GARFINKEL     JEFFREY W. RAY++
SUITE 600
LAS VEGAS, NEVADA 89109                              PAUL R. CONNAGHAN
                                                         OF COUNSEL
TELEPHONE (702) 735-0451                             -----------------
FACSIMILE (702) 735-2198                         ++ONLY ADMITTED IN RHODE ISLAND
                                                  *ALSO ADMITTED IN CALIFORNIA

                                  May 3, 2004


Vestin Fund III, LLC
2901 El Camino Avenue
Suite 206
Las Vegas, Nevada 89102

     Re:  Vestin Fund III, LLC
          Amendment Number 1 to Form S-11 Registration Statement Under The Securities Act of 1933

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Vestin Fund III, LLC, a Nevada limited liability company (the "Company"), in connection with the review of the Company's Post-Effective Amendment No. 1 to Registration Statement (the "Registration Statement") on Form S-11 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

     In our capacity as special Nevada counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and state securities laws and other laws applicable thereto, in the manner presently proposed.

     As special Nevada counsel we have examined, among other things, the following documents:

     (a)  the Registration Statement, as amended to date;

     (b)  the Articles of Organization of the Company;

     (c)  the Operating Agreement of the Company, as amended to date;

LEVINE GARFINKEL & KATZ
_______________________
   ATTORNEYS AT LAW


     (d) the Written Consent of the Sole Manager of the Company (the "Manager Consent"); and

     (e) such corporate and other constitutive documents and records of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We call your attention to the fact that we have not participated in the preparation or negotiation of the Registration Statement, or any other agreements, documents or instruments relating to the transactions contemplated thereby. We are admitted to the Bar of the State of Nevada, and in rendering our opinions hereinafter stated, we have relied on the applicable laws of the State of Nevada as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction in the State of Nevada. We express no opinion as to the laws of any other jurisdiction.

     Our review has been limited to the above-described documents and we have assumed (i) there have been no amendments to the documents we have reviewed other than as noted above, and (ii) the representations, statements, and/or other information contained in the documents, including the Registration Statement, are true and correct as of the date of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We have been furnished with, and with your consent have relied upon, the Manager Consent with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Nevada, and we express no opinion herein with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     We have further assumed the Company has qualified to do business and is in good standing in each jurisdiction other than Nevada in which the Company is currently operating.

     It is our opinion that as of the date hereof:

     1. The Company is a Nevada limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

     2. The Company's 12,000,000 units being offered in accordance with and subject to the terms and conditions of the Registration Statement, are validly authorized and, when issued for due consideration, shall be fully paid and non-assessable.

LEVINE GARFINKEL & KATZ
_______________________
   ATTORNEYS AT LAW

     We are members of the Bar of the State of Nevada and do not express any opinion as to laws other than those of the State of Nevada. Our opinion herein is based on the existing laws of the State of Nevada, and we express no opinion as to any laws or regulations of other states or jurisdictions as they may pertain to the Company, the Registration Statement, or the transactions contemplated thereby, or with respect to the effect of non-compliance under any such laws or regulations of any other jurisdictions. This opinion is effective up to and including the date of this opinion, and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under "Legal Matters" in this Prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        LEVINE GARFINKEL & KATZ

                                        /s/ Levine Garfinkel & Katz